Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined consolidated financial information is based on the historical consolidated financial information of Alpha Natural Resources, Inc. and its consolidated subsidiaries (“Alpha”) and Massey Energy Company and its consolidated subsidiaries (“Massey”) and has been prepared to reflect the proposed merger of Mountain Merger Sub, a subsidiary of Alpha, with and into Massey (the “Merger”). The data in the unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2011 assume the Merger and related financing transactions (the “Transactions”) were completed on that date. The data in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2010 assume the Transactions were completed on January 1, 2010. The data in the unaudited pro forma condensed combined consolidated statement of operations for the three months ended March 31, 2011 assume the Transactions were completed on January 1, 2010. The data in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2010 also include the pro forma effects of the acquisition of Cumberland Resources Corporation (“Cumberland”) by Massey on April 19, 2010, and assume that the acquisition of Cumberland by Massey was completed on January 1, 2010.

The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto of Alpha and Massey, included in their respective Quarterly Reports on Form 10-Q for the three months ended March 31, 2011 and their Annual Reports on Form 10-K for the fiscal year ended December 31, 2010, and the historical combined financial statements and related notes thereto of the Cumberland Resource Group, included in Alpha’s Current Report on Form 8-K dated March 28, 2011.

The unaudited pro forma condensed combined consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations of Alpha had (i) the Merger occurred on March 31, 2011 and/or (ii) the Merger or the acquisition by Massey of Cumberland occurred on January 1, 2010. The pro forma adjustments related to the acquisition by Massey of Cumberland are based on the final purchase price allocation.

    The Merger will be accounted for under the acquisition method of accounting under U.S. GAAP whereby the total purchase price is allocated to the assets acquired and liabilities assumed based on their respective fair values determined on the acquisition date. The purchase price will be determined on the basis of the fair value of common shares of Alpha on the date the transaction is consummated plus the fair value of any other consideration transferred. The estimated purchase price for this unaudited pro forma condensed combined consolidated financial information was based on the closing price of Alpha common stock on May 6, 2011. At this time, Alpha has not completed detailed valuation analyses to determine the fair values of Massey’s assets and liabilities. Accordingly, the unaudited pro forma condensed combined consolidated financial information includes a preliminary allocation of the purchase price based on assumptions and estimates which, while considered reasonable under the circumstances, are subject to changes, which may be material. Additionally, Alpha has not yet completed the due diligence necessary to identify items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of this unaudited pro forma condensed combined consolidated financial information. Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of Massey’s assets and liabilities, including, but not limited to mineral reserves, property, plant and equipment, coal supply agreements and other intangible assets that will give rise to future amounts of depletion, depreciation and amortization expenses or credits that are not reflected in the information contained in this unaudited pro forma condensed combined consolidated financial information. Accordingly, once the necessary due diligence has been completed, the final purchase price has been determined and the purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined consolidated financial information. Additionally, the unaudited pro forma condensed combined consolidated statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 do not reflect the cost of any integration activities or benefits from the Merger and synergies that may be derived from any integration activities, both of which may have a material effect on the consolidated results of operations in periods following the completion of the Merger.

ALPHA NATURAL RESOURCES INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2011
(Amounts in thousands, except share and per share data)

	Alpha Historical	Massey Historical	Pro Forma Adjustments		Total Pro Forma
Assets
Current assets:
Cash and cash equivalents	$ 540,860	$ 280,696	$ (655,479)	a	$
			2,100,000	c
			(1,324,329)	d
			(70,030)	o
			(110,550)	c	761,168
Trade accounts receivable, net	356,041	252,565	—		608,606
Inventories, net	217,544	304,491	—		522,035
Prepaid expenses and other current assets	424,065	335,422	(295,179)	a	464,308
Total current assets	1,538,510	1,173,174	(355,567)		2,356,117
Property, equipment and mine development costs, net	1,136,551	2,150,266	127,139	b	3,413,956
Owned and leased mineral rights, net	1,859,125	1,048,628	5,939,735	b	8,847,488
Owned lands	98,727	37,171	—		135,898
Goodwill	382,440	36,707	863,293	b	1,282,440
Acquired coal supply agreements, net	135,614	53,306	—		188,920
Other non-current assets	194,870	164,859	(15,429)	b
			110,550	c
			(11,363)	c
			(80,361)	a	363,126
Total assets	$ 5,345,837	$ 4,664,111	$ 6,577,997		$ 16,587,945
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$ 11,839	$ 9,672	$ —		$ 21,511
Trade accounts payable	233,934	255,517	—		489,451
Accrued expenses and other current liabilities	297,934	428,736	(6,154)	b
			(18,784)	d
			8,200	b
			12,309	a	722,241
Total current liabilities	543,707	693,925	(4,429)		1,233,203
Long-term debt	748,984	1,309,251	182,186	b
			2,100,000	c
			(1,278,512)	d	3,061,909
Pension and postretirement medical benefit obligations	723,211	270,764	—		993,975
Asset retirement obligations	215,632	233,431	—		449,063
Deferred income taxes	231,176	165,172	2,034,001	b	2,430,349
Other non-current liabilities	154,574	203,218	—		357,792
Total liabilities	2,617,284	2,875,761	3,033,246		8,526,291
Stockholders’ Equity
Common stock—par value $0.01, 200.0 million shares authorized, 124.9 million issued and 120.9 million outstanding	1,249	—	1,057	a	2,306
Common stock—par value $0.625, 300.0 million shares authorized, 103.1 million issued and 102.3 million outstanding	—	64,925	(64,925)	e	—
Additional paid-in capital	2,256,349	1,362,292	(1,362,292)	e
			5,440,470	a	7,696,819
Accumulated other comprehensive income (loss)	(11,541)	(119,240)	119,240	e
					(11,541)
Treasury stock, at cost: 4.0 million shares	(61,741)	—	—		(61,741)
Treasury stock, at cost: 0.9 million shares	—	(31,822)	31,822	e
Retained earnings	544,237	512,195	(512,195)	e
			(27,033)	d
			(70,030)	o
			(11,363)	c	435,811
Total stockholders’ equity	2,728,553	1,788,350	3,544,751		8,061,654
Total liabilities and stockholders’ equity	$ 5,345,837	$ 4,664,111	$ 6,577,997		$ 16,587,945

See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated
Financial Information.

ALPHA NATURAL RESOURCES INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2011
(Amounts in thousands, except share and per share data)

	Alpha Historical	Massey Historical	Pro Forma Adjustments		Total Pro Forma
Revenues:
Coal revenues	$ 986,978	$ 831,301	$ (570)	g
			15,951	f	$ 1,833,660
Freight and handling revenues	116,055	84,370	—		200,425
Purchased coal revenues	—	15,951	(15,951)	f	—
Other revenues	27,705	18,134	(18,360)	f	27,479
Total revenues	1,130,738	949,756	(18,930)		2,061,564
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	734,985	690,408	(570)	g
			15,832	f	1,440,655
Freight and handling costs	116,055	84,370	—		200,425
Cost of purchased coal revenue	—	15,832	(15,832)	f	—
Other expenses	18,579	800	—		19,379
Depreciation, depletion and amortization	88,638	97,272	44,831	h	230,741
Amortization of acquired coal supply agreements, net	25,983	—	—		25,983
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	67,284	27,274	—		94,558
(Gain) loss on derivative instruments	—	18,360	(18,360)	f	—
Total costs and expenses	1,051,524	934,316	25,901		2,011,741
Income (loss) from operations	79,214	15,440	(44,831)		49,823
Other income (expense):
Interest expense	(15,610)	(25,751)	(8,488)	j
			(2,777)	k	(52,626)
Interest income	1,045	296	—		1,341
Loss on early extinguishment of debt	—	—	—		—
Miscellaneous income (expense), net	(834)	—	—		(834)
Total other expense, net	(15,399)	(25,455)	(11,265)		(52,119)
Income (loss) from continuing operations before income taxes	63,815	(10,015)	(56,096)		(2,296)
Income tax (expense) benefit	(13,967)	2,341	21,877	l	10,251
Income (loss) from continuing operations	$ 49,848	$ (7,674)	$ (34,219)		$ 7,955
Earnings (loss) per common share from continuing operations:
Basic	$ 0.42	$ (0.07)			$ 0.04
Diluted	$ 0.41	$ (0.07)			$ 0.03
Weighted average shares - basic	120,014,520	102,326,000	3,353,469	m	225,693,989
Weighted average shares - diluted	122,035,780	102,326,000	3,849,558	m	228,211,338

See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated
Financial Information.

ALPHA NATURAL RESOURCES INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
(Amounts in thousands, except share and per share data)

	Alpha Historical	Massey Pro forma Historical	Pro Forma Adjustments		Total Pro Forma
Revenues:
Coal revenues	$ 3,497,847	$ 2,807,441	$ (11,213)	g
			91,566	f	$ 6,385,641
Freight and handling revenues	332,559	252,409	—		584,968
Purchased coal revenues	—	91,566	(91,566)	f	—
Other revenues	86,750	90,936	21,078	f	198,764
Total revenues	3,917,156	3,242,352	9,865		7,169,373
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	2,566,825	2,481,863	(11,213)	g
			86,127	f	5,123,602
Freight and handling costs	332,559	252,409	—		584,968
Cost of purchased coal revenue	—	86,127	(86,127)	f	—
Other expenses	65,498	8,072	—		73,570
Depreciation, depletion and amortization	370,895	433,996	166,805	h
			(20,738)	i	950,958
Amortization of acquired coal supply agreements, net	226,793	—	—		226,793
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	180,975	116,811	—		297,786
(Gain) loss on derivative instruments	—	(21,078)	21,078	f	—
Total costs and expenses	3,743,545	3,358,200	155,932		7,257,677
Income (loss) from operations	173,611	(115,848)	(146,067)		(88,304)
Other income (expense):
Interest expense	(73,463)	(102,243)	(34,059)	j
			(10,725)	k	(220,490)
Interest income	3,458	2,293	—		5,751
Loss on early extinguishment of debt	(1,349)	—	—		(1,349)
Miscellaneous income (expense), net	(821)	4,662	—		3,841
Total other expense, net	(72,175)	(95,288)	(44,784)		(212,247)
Income (loss) from continuing operations before income taxes	101,436	(211,136)	(190,851)		(300,551)
Income tax (expense) benefit	(4,218)	58,250	103,522	l	157,554
Income (loss) from continuing operations	$ 97,218	$ (152,886)	$ (87,329)		$ (142,997)
Earnings (loss) per common share from continuing operations:
Basic	$ 0.81	$ (1.57)			$ (0.63)
Diluted	$ 0.80	$ (1.57)			$ (0.63)
Weighted average shares—basic	119,808,514	97,545,000	8,134,469	m	225,487,983
Weighted average shares—diluted	121,757,949	97,545,000	8,134,469	m	225,487,983

See accompanying Notes to Unaudited Pro Forma Condensed Combined
Consolidated Financial Information.

ALPHA NATURAL RESOURCES INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
(Amounts in thousands)

	Massey Historical	Cumberland Historical(1)	Pro Forma Adjustments		Total Massey Pro Forma Historical
Revenues:
Coal revenues	$ 2,609,659	$ 197,782	$ —		$ 2,807,441
Freight and handling revenues	252,409	—	—		252,409
Purchased coal revenues	91,566	—	—		91,566
Other revenues	85,340	5,596	—		90,936
Total revenues	3,038,974	203,378	—		3,242,352
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	2,332,851	149,012	—		2,481,863
Freight and handling costs	252,409	—	—		252,409
Cost of purchased coal revenue	86,127	—	—		86,127
Other expenses	8,072	—	—		8,072
Depreciation, depletion and amortization	405,562	7,696	20,738	n	433,996
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	113,340	3,471	—		116,811
(Gain) loss on derivative instruments	(21,078)	—	—		(21,078)
Total costs and expenses	3,177,283	160,179	20,738		3,358,200
Income (loss) from operations	(138,309)	43,199	(20,738)		(115,848)
Other income (expense):
Interest expense	(102,243)	—	—		(102,243)
Interest income	2,293	—	—		2,293
Loss on early extinguishment of debt	—	—	—		—
Miscellaneous income (expense), net	4,662	—	—		4,662
Total other expense, net	(95,288)	—	—		(95,288)
Income (loss) from continuing operations before income taxes	(233,597)	43,199	(20,738)		(211,136)
Income tax (expense) benefit	67,010	—	(8,760)	n	58,250
Income (loss) from continuing operations	$ (166,587)	$ 43,199	$ (29,498)		$ (152,886)

(1)	Reflects the operations of Cumberland for the period January 1, 2010 through April 18, 2010, the period prior to the merger with Massey.

See accompanying Notes to Unaudited Pro Forma Condensed Combined
Consolidated Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION
(Amounts in thousands, except per share data)

Note 1. Basis of Presentation

The unaudited pro forma condensed combined consolidated financial information presented here is based on, and should be read in conjunction with, the historical consolidated financial information of Alpha and Massey from their Quarterly Reports on Form 10-Q for the three months ended March 31, 2011 and their Annual Reports on Form 10-K for the fiscal year ended December 31, 2010 and the historical financial information of the Cumberland Resource Group set forth in Alpha’s Current Report on Form 8-K dated March 28, 2011. The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2011 assumes the Transactions were completed on that date. The unaudited pro forma condensed combined consolidated statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 assume the Transactions were completed on January 1, 2010. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2010 includes the pro forma effects of the acquisition of Cumberland by Massey on April 19, 2010, and assumes that the acquisition of Cumberland by Massey was completed on January 1, 2010.

Pro forma adjustments reflected in the unaudited pro forma condensed combined consolidated balance sheet are based on items that are directly attributable to the proposed merger and factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed combined consolidated statements of operations are based on items directly attributable to the Transactions, factually supportable and expected to have a continuing impact on Alpha.

At this time, Alpha has not completed a detailed valuation analyses to determine the fair values of Massey’s assets and liabilities and accordingly, the unaudited pro forma condensed combined consolidated financial information includes a preliminary allocation of the purchase price based on assumptions and estimates which, while considered reasonable under the circumstances, are subject to changes, which may be material. Additionally, Alpha has not completed the due diligence necessary to identify items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of this unaudited pro forma condensed combined consolidated financial information.

Upon completion of a detailed valuation analysis, there may be additional increases or decreases to the recorded book values of Massey’s assets and liabilities, including, but not limited to, mineral reserves, property and equipment, coal supply agreements and other intangible assets that will give rise to future amounts of depletion, depreciation and amortization expenses or credits that are not reflected in this unaudited pro forma condensed combined consolidated financial information. Accordingly, once the necessary due diligence is completed, the final purchase price is determined and the purchase price allocation is completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined consolidated financial information. Additionally, the unaudited pro forma condensed combined consolidated statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 do not reflect the cost of any integration activities or benefits from the Merger and synergies that may be derived from any integration activities, both of which may have a material impact on the consolidated results of operations in periods following the completion of the Merger.

Certain amounts in Massey’s historical balance sheet have been reclassified to conform to Alpha’s presentation.

Note 2. Preliminary Purchase Price

Alpha is proposing to acquire all of the outstanding shares of Massey for a combination of shares of Alpha common stock at an exchange ratio of 1.025 shares of Alpha common stock plus $10.00 per share, for each outstanding share of Massey common stock. Alpha intends to finance the cash portion of the purchase consideration through a combination of cash on hand (including marketable securities) and issuing additional debt. The estimated preliminary purchase price reflects the closing price of Alpha’s common stock on May 6, 2011.

The preliminary estimated purchase price of the proposed merger is as follows:

Alpha stock consideration(1)	$ 5,411,846
Cash merger consideration(2)	1,043,328
Fair value of Massey’s stock option exchange(3)	29,681
Total preliminary estimated purchase price	$ 6,484,855

(1)	The estimated value of Alpha common stock to be issued in the proposed merger, based on the closing price of Alpha common stock on May 6, 2011, is as follows:

Estimated number of Massey shares to be acquired	103,102
Exchange offer ratio	1.025
Shares of Alpha common stock to be issued	105,679
Closing price of Alpha common stock May 6, 2011	$ 51.21
Alpha stock consideration	$ 5,411,846

The fair value of Alpha stock consideration will ultimately depend on the closing price of Alpha common stock on the day of the merger. A 5% increase or decrease in the closing price of Alpha common stock would increase or decrease the Alpha stock consideration by approximately $270,592.

(2)	The estimated value of cash merger consideration was calculated as follows:

Estimated number of Massey shares to be acquired	103,102
Cash exchange offer	$ 10.00
Cash merger consideration	$ 1,031,019
Employee incentive awards assumed in Merger	$ 12,309
Cash merger consideration	$ 1,043,328

Employee incentive awards consist of outstanding cash incentive unit awards granted on or prior to January 27, 2011 and earned at the maximum level of achievement and restricted unit and director fee unit awards granted on or prior to January 27, 2011 and earned at the target level of achievement. The estimated fair value per unit of the awards was based on the closing price of Alpha common stock of $51.21 per share on May 6, 2011 plus $10.00 per share. The fair value of these awards will ultimately depend on the number of awards outstanding and the closing price of Alpha common stock at the time of the Merger.

(3)
At the effective time, all outstanding stock options of Massey granted on or prior to January 27, 2011 will be converted into vested stock options, and all outstanding stock options of Massey granted after January 27, 2011 will be converted into stock options of Alpha, with the number of options and exercise price subject to adjustment based on the volume weighted average closing price of Alpha and Massey’s common stock for the 5 consecutive trading days ending prior to the effective date of the merger. The estimated fair value of the stock option exchange of $32.25 per share was calculated using the Black-Scholes model based on outstanding options of 920 as of May 6, 2011, as adjusted per the merger agreement, and a weighted average strike price of $26.22, as adjusted per the merger agreement. The actual fair value of the stock option exchange will depend upon the actual number of outstanding stock options at the time of the merger and the volume weighted average closing prices of Alpha and Massey’s common stocks for the five consecutive trading days prior to the effective date of the Merger.

Note 3. Pro forma adjustments

(a)
Reflects the payment of the preliminary estimated purchase price of approximately $6,484,855, of which approximately $1,043,328 is to be paid in cash, approximately $5,411,846 is to be paid using Alpha common stock and approximately $29,681 is consideration for stock option exchange. For the cash portion, Alpha has assumed $655,479 will be paid from cash on hand, $295,179 will be paid from selling short-term marketable securities, $80,361 will be paid from selling long-term marketable securities and $12,309 has been accrued for employee incentive liabilities and will be paid from cash on hand according to the terms of the merger agreement.

(b)
Reflects adjustments to record amounts at estimated fair value. Management has used certain estimates and assumptions in estimating fair value, however, a detailed analysis has not been completed on the individual assets and liabilities of Massey and actual results may differ materially from these estimates. The adjustment to property, plant and equipment was estimated using benchmark studies of similar acquisitions and the adjustment to goodwill was estimated at the present value of forecasted cost synergies that may be realized in the merger. The fair value of long-term debt was estimated using market rates as of April 26, 2011 and considered applicable call premiums. The adjustment to employee incentive liabilities relates to adjusting the employee incentive award liability currently accrued that will be paid out per the terms of the merger agreement. The adjustment to employee severance liabilities relates to the estimated severance payment and medical benefits payable to Massey’s current CEO per terms of his employment contract. The adjustment to owned and leased mineral rights was estimated as the remaining amount of purchase price to be allocated after all other adjustments had been made. The detailed estimated preliminary purchase price allocation is as follows:

Book value of Massey’s net assets as of March 31, 2011	$ 1,788,350
Adjustment to fair value property, equipment and mine development costs	127,139
Adjustment to fair value owned and leased mineral rights	5,939,735
Adjustment to write-off value of Massey’s deferred financing fees	(15,429)
Adjustment to write-off value of Massey’s previously acquired goodwill	(36,707)
Adjustment to employee incentive liabilities	6,154
Adjustment to employee severence liabilities	(8,200)
Adjustment to fair value long-term debt	(182,186)
Adjustment to deferred income taxes to reflect the tax impact of fair value adjustments	(2,034,001)
Estimated fair value of net assets and liabilities to be acquired	$ 5,584,855
Preliminary allocation to goodwill	900,000
Esimated purchase price	$ 6,484,855

(c)
Reflects the pro forma cash proceeds that would be received upon entering into a new term loan facility for $600,000 and issuing new senior notes of $1,500,000, the payment and deferral of financing fees of $110,550 and the write-off of $11,363 of deferred financing fees related to Alpha’s term loan. The new term loan facility is estimated to have a term of approximately five years and bear interest at LIBOR plus an applicable margin. The senior notes are estimated to have terms of approximately eight to ten years and bear interest at approximately 6.50% to 6.75% per annum. The final terms and interest rates of any debt issued may differ materially from the terms and interest rates assumed in this unaudited pro forma condensed combined consolidated financial information.

(d)
Reflects the pro forma adjustment associated with repaying the outstanding principal and accrued interest for Alpha’s term loan due 2014, Alpha’s 7.25% notes due 2014 at 102.417% of par and Massey’s 6.875% senior notes due 2013 at 101.719% of par and the write-off of the associated debt discounts. The call premiums paid for Alpha’s 7.25% notes due 2014 and Massey’s 6.875% senior notes due 2013 and the write off of the debt discount have been reflected as a reduction of retained earnings and have been excluded from the unaudited pro forma condensed combined consolidated statements of operations, as they are directly related to the Merger but will not have a continuing impact on Alpha’s consolidated results of operations. No pro forma adjustment is shown for the redemption of the Massey 2.25% convertible notes because those notes were not redeemable at Massey’s option at March 31, 2011 or December 31, 2010.

(e)	Reflects the elimination of Massey’s historical stockholders’ equity balances.

(f)	Reflects the reclassification of amounts in Massey’s statements of operations to conform to Alpha’s financial statement presentation.

(g)	Reflects the elimination of intercompany sales and purchases between Alpha and Massey.

(h)
Reflects the estimated impact on depreciation, depletion and amortization for the fair value adjustment for property, plant and equipment and owned and leased mineral rights using an estimated useful remaining life of five years for property, plant and equipment and an estimated depletion rate applied to the actual Massey production for the three months ended March 31, 2011 and for the year ended December 31, 2011. Alpha has not completed a detailed analysis of the fair values of Massey’s property, plant and equipment or mineral reserves and therefore, the actual fair values assigned in acquisition accounting may differ materially and the impact on depreciation, depletion and amortization expense may also be materially different than the estimates provided herein.

(i)	Reflects the elimination of the pro forma adjustment to Cumberland’s depreciation, depletion and amortization.

(j)
Reflects the impact of the refinancing of debt on interest expense. The interest rates used were estimates based on current prevailing interest rates. A 0.125% increase or decrease to the interest rates used would increase or decrease pro forma interest expense by $3,665 for the three months ended March 31, 2011 and by $14,661 for the year ended December 31, 2010.

(k)	Reflects the pro forma adjustment to interest expense related to the amortization of deferred financing fees associated with the new term loan facility and the new senior notes discussed above.

(l)
Reflects the tax effect of pro forma adjustments calculated at an estimated rate of 39.0% for the three months ended March 31, 2011 and for the year ended December 31, 2010. Additionally, the pro forma adjustment for the year ended December 31, 2010 includes an adjustment to reverse Massey’s valuation allowance adjustment made in 2010.

(m)
Pro forma consolidated basic earnings (loss) per common share has been calculated based on the expected number of shares to be issued and outstanding following the merger assuming such shares were outstanding for the full period presented and any dilutive effects of stock options assumed in the merger.

(n)	Reflects pro forma adjustments for the acquisition of Cumberland by Massey on April 19, 2010.

(o)
Reflects the pro forma adjustment related to paying certain Merger related fees and expenses that are directly related to the Merger but will not have a continuing impact on Alpha’s consolidated results of operations.